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                                                                       EXHIBIT 2

                                                                Christopher Wyse
                                                                    616/923-3417
                                          Christopher_J_Wyse@email.whirlpool.com


    WHIRLPOOL CORPORATION FINALIZES SALE OF WHIRLPOOL FINANCIAL CORPORATION
                           INVENTORY FINANCE BUSINESS

BENTON HARBOR, Mich. -- Oct. 16, 1997 -- Whirlpool Corporation (NYSE: WHR) today announced that it has completed the sale of Whirlpool Financial Corporation's
(WFC) inventory finance business, and certain other assets, to Transamerica Distribution Finance Corporation (TDF). On September 18, Whirlpool announced it had reached a definitive agreement to sell the inventory and consumer financing businesses of WFC to TDF as part of a strategic partnership.

     "The strategic partnership between Whirlpool and TDF will bring new service opportunities to our customers, while strengthening our mutual businesses," said John Cunningham, chief financial officer.

     The company expects to close the sale of WFC's Consumer and European finance businesses with TDF following appropriate regulatory approvals in the United States and overseas.

     Whirlpool Corporation is the world's leading manufacturer and marketer of major home appliances. Headquartered in Benton Harbor, the company manufactures in 13 countries and markets products under 11 major brand names in about 140 countries.

     Transamerica Distribution Finance Corporation is a subsidiary of Transamerica Corporation, based in San Francisco, Calif.

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